PURCHASE, SALE AND OPTION AGREEMENT

This Purchase, Sale and Option Agreement (this “Agreement”) is entered into as of August 12, 2013, by and between USG Properties Bakken I, LLC, a Delaware limited liability company (“Seller”), and American Eagle Energy Corporation, a Nevada corporation (“Buyer”). Seller and Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” NextEra Energy Gas Producing LLC, a Delaware limited liability company (“NextEra”) joins in this Agreement for the purposes set forth in Section 12(c).

WHEREAS, Seller and Buyer each own undivided interests in and to the Assets (as defined below) and Seller has agreed to (i) sell a portion of its interests in the Assets to Buyer and (ii) grant to Buyer an option (the “Option”) to purchase another equal portion of Seller’s remaining interest in the Assets upon the terms and conditions set forth herein.

WHEREAS, contemporaneously with the execution of this Agreement Seller and Buyer are also entering into a Carry Agreement (the “Carry Agreement”) and a Farmout Agreement (the “Farmout Agreement”) pursuant to which Seller will be paying Buyer’s share of the costs of the wells drilled pursuant to such agreements (which share will increase as and if the closings under this Agreement occur) and thereby earn, in some cases for a limited term, portions of Buyer’s interests in such wells and the revenues therefrom.

NOW THEREFORE, in consideration of the mutual covenants, representations, warranties, conditions and agreements contained in this Agreement and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

1.	The Property. Buyer agrees to purchase, and Seller agree to sell, convey and assign, the undivided interests specified in the Stipulation (as defined below) in and to the Assets (such interests, the “Property”), subject to the terms and conditions of this Agreement:

A.	The oil, gas and mineral leases described in Exhibit A, Parts I, II and III and any and all other leases owned by Seller covering any of the below-referenced units or fields (the “Leases”), insofar as they cover the lands described in Exhibit A, which lands are located in Divide County, North Dakota (the “Lands”), together with all rights, privileges and obligations appurtenant thereto;

B.	All oil, gas and condensate wells (whether producing, not producing or abandoned), and all water source, water injection and other injection and disposal wells and systems located on the Leases or the Lands, or used in connection therewith, including without limitation those described in Exhibit A (collectively the “Wells”), together with all equipment, facilities, and fixtures located on or used in developing or operating the Leases, the Lands, or the Wells, or producing, storing, treating or transporting oil, gas, water, or other products or byproducts, including pipelines, flow lines, gathering systems, tank batteries, improvements, fixtures, inventory, movables and immovables now existing in connection with the Leases, the Lands or the Wells. (collectively the “Lease Property and Equipment”);

C.	To the extent assignable or transferable, all permits, licenses, easements, rights-of-way, servitudes, surface leases, surface use agreements, and similar rights and interests applicable to or used in operating the Leases, the Lands, the Wells, or the Lease Property and Equipment (collectively the “Permits and Easements”);

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D.	To the extent assignable or transferable, all contracts and contractual rights, obligations and interests, insofar as they relate to the Leases, the Lands, the Wells, the Lease Property and Equipment, or the Permits and Easements (the “Related Contracts”); and

E.	To the extent assignable or transferable, all other tangibles, miscellaneous interests and other assets on or used in connection with the Leases, the Lands, the Wells, the Lease Property and Equipment, or the Permits and Easements (collectively the “Miscellaneous Personal Property”), including records, files, and other data that relate to the Leases, the Lands, the Wells, the Lease Property and Equipment, the Permits and Easements, or the Related Contracts, and lease, land and well files, production records, title opinions, contract, regulatory and environmental files, and geological and geophysical information (collectively the “Property Records” and together with the Leases, Wells, Lease Property and Equipment, Permits and Easements, Related Contracts and Miscellaneous Property the “Assets”).

The Property shall not include (i) any Leases, Wells, Lease Property and Equipment, Permits and Easements, Related Contracts and Miscellaneous Property that are not transferred to Buyer at Closing including, but not limited to, those reflected on Exhibit A-1 (“Excluded Assets”), (ii) any taxes, tax refunds or tax carry-forward amounts attributable to the Property prior to the Effective Date or to Seller’s businesses generally, (iii) all personal property of Seller not included within the definition of Assets, or (iv) all of Seller’s proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property.

2.	Purchase Price.

A.	The purchase price for the Property (the “Purchase Price”), to be paid by Buyer to Seller is $47,000,000, subject to adjustment as provided in Sections 3 and 9 below (as so adjusted, the “Adjusted Purchase Price”) and payable as provided in Section 2B. The Purchase Price shall be allocated among the respective Properties (and as so allocated per Property, the “Allocated Value”) and as to type of asset as set forth in Schedule 2A attached hereto. Buyer and Seller agree to use such allocations in all tax and related filings with respect to the transactions contemplated hereby.

B.	The Adjusted Purchase Price shall be paid to Seller by Buyer at Closing by wire transfer or other immediately available funds.

3.	Purchase Price Adjustments.

The Purchase Price will be adjusted as follows to reflect the allocation of expenses and revenues attributable to the Property as of the Effective Time such that Seller shall bear all expenses and receive all the proceeds related to the Property before the Effective Time and Buyer shall bear all expenses and receive all the proceeds related to the Property after the Effective Time, provided, however, that for the purposes of this Section 3 only the Property shall not include the Carry Wells and Farmout Wells as such terms are defined in the Carry Agreement and Farmout Agreement, and the costs and expenses associated with such wells. No less than five business days before Closing, Buyer will submit for Seller’s review and approval a preliminary settlement statement identifying estimates of all such adjustments.

A.	The Purchase Price will be adjusted upward by: (i) all proceeds attributable to the operation of the Property not yet received by Seller to the extent they are attributable to times before the Effective Time including proceeds for volumes of hydrocarbons stored at the Effective Time in stock tanks, pipelines or other storage; (ii) all operating and capital expenses including any prepaid expenses, rentals, cash calls, and advances for expenses not yet incurred and actually paid by Seller with respect to the operation of the Property after the Effective Time (and including any capital expenses relating to times prior to the Effective Time if such expenses have not as of the date of this Agreement already been billed to Seller) and, (iii) any property taxes and excise, severance and other taxes attributable to the Property or on or measured by the production therefrom (collectively “Production Taxes”) paid by Seller, to the extent relating to times on and after the Effective Time, based upon the assessment rates for the most recent calendar year or other time period then available.

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B.	The Purchase Price will be adjusted downward by: (i) all proceeds attributable to the operation of the Property received by Seller to the extent they are attributable to times after the Effective Time including proceeds for volumes of hydrocarbons stored in stock tanks, pipelines or other storage ; and (ii) any Production Taxes paid by Buyer, to the extent relating to times prior to the Effective Time, based upon the assessment rates for the most recent calendar year or other time period then available; and, any other decreases in the Purchase Price pursuant to Section 9 below.

Within 90 days after Closing, Buyer will provide a final settlement statement for Seller’s review and approval containing a final calculation of the adjustments to the Purchase Price. If Seller does not submit a notice of disagreement with respect to such adjustments within 30 days after receipt thereof, such adjustments shall become final and binding. If Buyer submits a notice of disagreement with respect to such adjustments within such 30 day period, the parties shall negotiate in good faith to resolve such disagreement as soon as possible. If the Adjusted Purchase Price is greater than the Purchase Price, then Buyer shall pay the amount by which the Adjusted Purchase Price exceeds the Purchase Price to Seller. If the Purchase Price is greater than the Adjusted Purchase Price, then Seller shall pay the amount by which the Purchase Price exceeds the Adjusted Purchase Price to Buyer. Such payment shall be made within 10 days after the parties agree upon the Adjusted Purchase Price by wire transfer of immediately available funds. Notwithstanding the foregoing, if either party receives revenues that belong to the other party based on an Effective Time allocation, the receiving party will promptly remit those revenues to the other party, and if either party pays an expense that is the responsibility of the other party based on the Effective Time allocation described above, the party on whose behalf the expenses were paid agrees to promptly reimburse the other party. Without limiting the foregoing, Seller shall file all returns and pay all Production Taxes relating to times prior to the Effective Time.

4.	Effective Time. The “Effective Time” shall mean 12:01 a.m. local time in Divide County, North Dakota, on June 1, 2013. If the Closing does not occur on the first day of a calendar month, costs and expenses for that month shall be allocated as if the revenues and expenses for that calendar month were produced or incurred on an equal daily basis for that calendar month.

5.	Reciprocal Representations, Warranties and Covenants. Buyer and Seller each represents and warrants to the other that, as to itself, the following statements are true and accurate as of the date hereof through the Closing Date:

A.	It is duly organized and in good standing under the laws of its state of incorporation or organization, is (or, as of the date of Closing hereunder, will be) duly qualified to carry on its business in the State of North Dakota, and has all the requisite power and authority to enter into and perform this Agreement.

B.	This Agreement has, and all other documents it is to execute and deliver on or before the Closing Date have been (or will be) duly executed by its authorized representatives, constitute its valid and legally binding obligations, and subject to applicable law, are enforceable against it in accordance with their respective terms. Except as would not result in a material adverse effect on the Property taken as a whole, execution, delivery, and performance of this Agreement and such documents does not conflict with or violate any agreement or instrument to which it is a party or by which it is bound, or any law, rule, regulation, ordinance, judgment, decree or order to which it or the Property is subject.

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C.	There is no action, suit, proceeding, claim or investigation pending or, to the best of its knowledge, threatened, against it that seeks to restrain or prohibit, or to obtain damages from it, with respect to this Agreement or the consummation of all or part of the transaction contemplated by this Agreement.

D.	It has not incurred any obligation for brokers’, finders’ or similar fees for which the other party would be liable.

E.	Prior to Closing, it will give the other party prompt written notice of any matter materially affecting the accuracy of any of its representations or warranties under this Agreement.

6.	Seller’s Representations, Warranties and Covenants. Seller represents and warrants to Buyer that the following statements are true and accurate, as of the date hereof through the Closing Date:

A.	Except for burdens that have been taken into account in determining the Working Interests (as defined below) and Net Revenue Interests (as defined below) included in the Property and for liens, encumbrances and other burdens that will be released contemporaneously with the Closing, the Property is free and clear of all mortgages, deeds of trust, liens, and other encumbrances created by, through or under Seller and Seller has made no dispositions or elections or taken any other action that would increase its share of costs to greater than the Working Interest or decrease its net share of production to less than the Net Revenue Interest set forth on Exhibit A. To Seller’s knowledge, there are no preferential rights, consents to assignment or other restrictions on alienation of the Property, except as heretofore disclosed in writing by Seller to Buyer. For the avoidance of doubt, any representation or warranty qualified to the “knowledge of Seller” or “to Seller’s knowledge” or with any similar knowledge qualification is limited to matters within the actual knowledge of Seller.

B.	Except as previously disclosed by Seller to Buyer, to Seller’s knowledge there is no demand or lawsuit, nor any compliance order, notice of probable violation or other private or governmental action, pending or, to the best of Seller’s knowledge, threatened against Seller of which Seller has knowledge, that would result in an impairment or loss of title to any part of the Property, or impairment of the value thereof, or would hinder or impede the operation or transfer of the Property.

C.	Except as required by applicable law or the Related Contracts, Seller will not commence or consent to commencement of, or elect to participate in, any operation to drill any new well on the Leases or the Lands or to frac, re-complete, deepen, rework, plug back, plug and abandon, or conduct other significant operations with respect to any Well without the prior written consent of Buyer, not to be unreasonably withheld.

D.	From the date hereof through Closing, Seller will pay when due all undisputed expenses coming due and payable in connection with the Property. Without the prior written consent of Buyer, which shall not be unreasonably withheld, and except as required by applicable law or Related Contracts, Seller will not do any of the following with respect to the Property, except to the extent resulting from the actions of the operator of the Property: (i) enter into any new agreements or commitments that can reasonably be expected to result in aggregate payments by Seller of more than $50,000 during the current or any subsequent fiscal year that cannot be terminated by Seller on not greater than 60 days’ notice; (ii) incur any liabilities other than in the ordinary course of business for normal operating expenses; (iii) release, surrender, modify or terminate all or any portion of the Leases or the Related Contracts; or (iv) encumber, sell or otherwise dispose of any of the Property other than hydrocarbons sold in the ordinary course of business.

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E.	All taxes, assessments and other governmental charges payable with respect to the Property that are based on or measured by actual ownership of the Property that have become due and payable before the Effective Time have been properly paid in a timely manner.

F.	From the date hereof through Closing, Seller will immediately notify Buyer of any material change in the condition of the Property of which Seller is aware, including, without limitation, any casualty loss.

G.	Promptly after the execution and delivery of this Agreement, Seller will give written notice to Buyer of any condition or occurrence of which Seller has actual knowledge relating to any or all of the Property that could constitute an Environmental Issue (as defined below). Seller shall have the right, up to the day prior to the Closing, to supplement its original notice by giving one or more additional written notices to Buyer, if Seller later becomes aware of any additional conditions or occurrences of the type referred to above. Any and all notices given by Seller to Buyer under this Section 6.G shall be herein referred to, collectively, as the “Environmental Disclosure.”

H.	EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN HEREIN, IN THE CERTIFICATE OF SELLER TO BE DELIVERED AT CLOSING OR IN THE CONVEYANCES TO BE DELIVERED BY SELLER TO BUYER HEREUNDER, THERE ARE NO REPRESENTATIONS AND WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, BY SELLER AS TO THE PROPERTY OR PROSPECTS THEREOF AND BUYER HAS NOT RELIED UPON ANY ORAL OR WRITTEN INFORMATION PROVIDED BY SELLER.

I.	Seller will use its best efforts to obtain the management approval described in Section 11 A (iii) no later than August 16, 2013

7.	Buyer’s Representations, Warranties and Covenants. Buyer represents and warrants to Seller that the following statements are true and accurate, as of the date hereof and the Closing Date:

A.	Buyer is acquiring the Property for investment purposes only and not with a view toward resale or distribution thereof in violation of applicable securities laws. Buyer acknowledges that it can bear the economic risk of its investment in the Property, Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Property, and Buyer is sophisticated in the evaluation, purchase, ownership and operation of oil and gas properties. Buyer is an “accredited investor” as such term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). Buyer understands that none of the Property will have been registered pursuant to the Securities Act or any applicable state securities laws, that the Property will be characterized as “restricted securities” under federal securities laws, and that the Property may not be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

B.	Buyer hereby acknowledges and affirms that (i) it has completed its own independent investigation, analysis, and evaluation of the Property, (ii) it has made all such reviews and inspections of the Leases, Lands and Wells, their results of operation, their condition (financial or otherwise), and as to their prospects as it has deemed necessary or appropriate and (iii) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely on the representations and warranties set forth in this Agreement and its own independent investigation, analysis and evaluation.

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C.	There are no actions, suits or proceedings pending, or to Buyer’s knowledge, threatened in writing, before any local, state or federal governmental body or arbitrator against Buyer which are reasonably likely to impair materially Buyer’s ability to perform its obligations under this Agreement or any document required to be executed and delivered by Buyer at Closing.

D.	Buyer is, or as of the Closing will be, qualified under applicable laws to own the Property and has, or as of the Closing will have, complied with all necessary bonding requirements of local, state or federal governmental Bodies required for Buyer’s ownership or operation of the Property.

8.	Due Diligence. From the date hereof through Closing, Seller will allow Buyer full access to the Related Contracts and the Property Records. Buyer may photocopy records at its sole expense and shall keep confidential all information made available to it until the Closing. In the event that the purchase/sale of the Property as contemplated by this Agreement does not close, Buyer shall at its expense promptly return to Seller all original information and certify that it has destroyed and retained no copies of all other information it obtained from Seller.

9.	Notice of Defect.

9.1 For the purposes of this Agreement: (a) references to a “Title Defect” shall be deemed to refer to any lien, encumbrance or other defect that causes Seller to be entitled to receive a Net Revenue Interest with respect to a Lease or Well less than the “Net Revenue Interest” set forth in Exhibit A for such Lease or Well, or that causes Seller to be obligated to bear a Working Interest with respect to a Lease or Well greater than the “Working Interest” set forth in Exhibit A for such Lease or Well, except for any such excess Working Interest accompanied by a proportionate increase in the Net Revenue Interest for such Lease or Well, and (b) references to an “Environmental Issue” shall be deemed to refer to any condition of the Leases, Lands, Wells or Lease Property and Equipment that could reasonably be expected, under any applicable environmental or other law, either to require remediation efforts or to expose the owner of the Property to liability for any fine, penalty or other monetary obligation that exceeds $100,000. If Buyer becomes aware prior to Closing of any Title Defect or Environmental Issue that a reasonably prudent operator would deem to materially impact value of the Properties or operations and not incurred in the normal course of business, as such, require curative action prior to Closing, Buyer shall promptly notify Seller in writing of such Title Defect or Environmental Issue but in no event later than the Claim Date referenced below, and Buyer and Seller shall attempt to reach a good faith agreement on curative action, Purchase Price adjustment, indemnification or other appropriate steps. To be asserted as a valid claim, any defect asserted pursuant to this section (other than a lien or encumbrance arising by through or under Seller) must exceed an individual defect threshold of $1,000,000 per spacing unit (“Individual Defect Threshold”).

To assert a claim of Title Defect or Environmental Issue, Buyer must deliver a claim notice of such Title defect or Environmental Issue (“Claim Notice”) on or before ten business days prior to Closing (such cut-off date being the “Claim Date”)). To be effective, the Claim Notice shall be in writing and shall include (i) a description of the alleged issue that is reasonably sufficient for Seller to determine the basis of the alleged issue, (ii) the Lease or Well adversely affected by the issue (each a “Defect Property”), (iii) the Allocated Value of each Defect Property, (iv) all documents upon which Buyer relies for its assertion of a defect, including, at a minimum, supporting documents reasonably necessary for Seller (as well as any title attorney, examiner, consultant or other representative hired or retained by Seller) to verify the existence of the alleged defect and (v) the amount by which Buyer reasonably believes the allocated value of each Defect Property is reduced by the alleged defect and the computations and information upon which Buyer’s belief is based, including any analysis by any title attorney, examiner, consultant or representative hired or retained by Buyer. Any claim not made by the Claim Date shall be deemed waived by Buyer.

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9.2 Seller have the right, but not the obligation, to attempt, at its sole cost, to cure or remove on or before Closing any asserted defects each exceeding the Individual Defect Threshold for which Seller has timely received a Claim Notice as set forth below. In the event Seller is unable to cure any such defect prior to Closing and such defect is not waived by Buyer then Seller may elect to either (i) reduce the Purchase Price by the Title Defect Amount (as defined below) and proceed with Closing or (ii) retain the defective Property and reduce the Purchase Price by the Allocated Value of such Property and proceed to Closing, provided, however, that if the Purchase Price is reduced pursuant to this sentence by more than 10% either Party may terminate this Agreement.

The “Title Defect Amount” resulting from a Title Defect shall be the amount by which the Allocated Value of the affected Defect Property is reduced as a result of the existence of such Title Defect and shall be determined in accordance with the following methodology, terms and conditions:

A.	If Buyer and Seller agree on the Title Defect Amount, then that amount shall be the Title Defect Amount;

B.	If the Title Defect is an encumbrance that is undisputed and liquidated in amount, then the Title Defect Amount shall be the amount necessary to be paid to remove such Title Defect from the Defect Property;

C.	If the Title Defect represents a discrepancy between (i) the actual Net Revenue Interest for any Defect Property and (ii) the Net Revenue Interest stated herein, and the actual Working Interest for such Defect Property is less than the Working Interest stated herein in the same proportion as the reduction in the net Revenue Interest, then the Title Defect Amount shall be the product of (y) the Allocated Value of such Defect Property multiplied by (z) 1 minus a fraction, the numerator of which is the actual Net Revenue Interest and the denominator of which is the Net Revenue Interest stated herein;

D.	If the Title Defect represents an obligation or encumbrance upon or other defect in title to the Defect Property of a type not described above, the Title Defect Amount shall be determined by taking into account the Allocated Value of the Defect Property, the portion of the Defect Property affected by the Title Defect, the legal effect of the Title Defect, the potential economic effect of the Title Defect over the life of the Defect Property, the values placed upon the Title Defect by Buyer and Seller, proportionate reduction to the working interest share corresponding to the Working Interest in the Defect Property as set forth on Exhibit A and such other reasonable factors as are necessary to make a proper evaluation; provided, if such Title Defect is reasonably capable of being cured, the Title Defect Amount shall not be greater than the reasonable cost and expense of curing such Title Defect;

E.	The Title Defect Amount with respect to a Defect Property shall be determined without duplication of any costs or losses included in another Title Defect Amount hereunder; and

F.	Notwithstanding anything to the contrary in this Section 9.2, the aggregate Title Defect Amounts attributable to the effects of all Title Defects upon any Defect Property shall not exceed the Allocated Value of such Title Defect Property.

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9.3 Seller and Buyer shall attempt in good faith to agree on all Title Defects and Title Defect Amounts. If Seller and Buyer are unable to agree by Closing then subject to the right to terminate, if applicable under Section 9.2, the parties shall proceed with Closing using the alternative chosen by Seller under Section 9.2 and the Title Defect Amounts in dispute shall be exclusively and finally resolved pursuant to this Section 9.3. There shall be a single arbitrator, who shall be a title attorney (the “Title Arbitrator”) with at least ten years’ experience in oil and gas titles involving properties in the regional area in which the Defect Properties are located, as selected by mutual agreement of Buyer and Seller within 15 days after the Closing, and absent such agreement, by the International Institute for Conflict Prevention and Resolution (“CPR”). The arbitration proceeding shall be held in Denver, Colorado, in accordance with the rules of the CPR to the extent such rules do not conflict with the terms of this Section 9. The Title Arbitrator’s determination shall be made within 20 days after submission of the matters in dispute and shall be binding on and non-appealable by the Parties. In making his/her determination, the Title Arbitrator shall be bound by the rules set forth in Section 9 and, subject to the foregoing, may consider such other matters as in the opinion of the Title Arbitrator are necessary to make a proper determination. The Title Arbitrator, however, may not award the Buyer a greater Title Defect Amount with respect to a Defect Property than the Title Defect Amount claimed by Buyer in its applicable Claim Notice. The Title Arbitrator shall act as an expert for the limited purpose of determining the specific disputed Title Defect, Defect Properties and Title Defect Amounts submitted by either Party and may not award damages, interest or penalties to either Party with respect to any other matter. Seller and Buyer shall each bear its own legal fees and other costs and expenses of presenting its case. The fees and expenses associated with the Title Arbitrator shall be borne equally by the Parties. After giving effect to any Purchase Price adjustments already made with respect to a Defect Property then within ten days after the Title Arbitrator delivers written notice to Buyer and Seller of the award with respect to a Title Defect Amount, (a) Buyer shall pay to Seller the amount, if any, so awarded by the Title Arbitrator to Seller and (b) Seller shall pay to Buyer the amount, if any, so awarded by the Title Arbitrator to Buyer.

Except for any special warranty that may be provided for under this Agreement, Seller makes no warranty or representation, express, implied, statutory or otherwise, with respect to Seller’s title to any of the Property.

9.4 For purposes of this Agreement, “Working Interest” shall mean, with respect to a Lease or Well, the percentage interest in such Lease or Well that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations in connection with such Lease or Well, without regard to royalties, overriding royalties, net profits interests or other similar burdens.

For purposes of this Agreement, “Net Revenue Interest” shall mean, with respect to a Lease or Well, the interest in and to all hydrocarbons produced, saved, and sold from or allocated to such Lease or Well, after giving effect to all royalties, overriding royalties, production payments, carried interests, net profits interests, reversionary interests, and other burdens upon, measured by, or payable out of production therefrom.

10. Closing. The actions and events described in Section 12 below are the “Closing” of this transaction, which shall be held on at 1:00 p.m. local time on September 30, 2013 or at such earlier date and time as to which Buyer and Seller may hereafter mutually agree in writing. Closing will be held at Buyer’s office located at 2549 W. Main Street, Suite202, Littleton, Colorado 80120, or at such other place as the parties may mutually agree. All events of Closing shall be deemed to have occurred simultaneously, and each shall be a condition precedent to the others. The date of the Closing determined pursuant to this Section 10 shall herein be referred to as the “Closing Date.”

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11.	Conditions to Closing.

A.	Seller’s obligation to close the transactions described in this Agreement is subject to the fulfillment or satisfaction as of Closing of the following conditions (it being understood that any one or more of the following conditions may be waived by Seller in a writing signed on behalf of Seller):

(i)	The representations and warranties of Buyer in this Agreement shall be true and correct in all material respects, and Buyer shall have performed and complied with all covenants made by Buyer in this Agreement that are required to be performed on or before Closing.

(ii)	No suit or other proceeding instituted by a person or entity other than Buyer or Seller shall be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the transaction that is the subject of this Agreement.

(iii)	Seller shall have received management approval of the transactions contemplated by this Agreement.

B.	Buyer’s obligation to close the transactions described in this Agreement is subject to the fulfillment or satisfaction as of Closing of the following conditions (it being understood that any one or more of the following conditions may be waived by Buyer in a writing signed on behalf or Buyer):

(i)	The representations and warranties of Seller in this Agreement shall be true and correct in all material respects, and Seller shall have performed and complied with all covenants made by Seller in this Agreement that are required to be performed on or before Closing.

(ii)	No suit or other proceeding instituted by a person or entity other than Buyer or Seller shall be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the transaction that is the subject of this Agreement.

(iii)	Buyer shall have obtained financing of at least the amount of the Adjusted Purchase Price on terms acceptable to Buyer.

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12.	Events of Closing. At Closing, the following events shall occur, the term “delivery” to include all appropriate executions and acknowledgments:

A.	Buyer and Seller will deliver the preliminary settlement statement, showing adjustments to the Purchase Price. At least five business days prior to Closing, Buyer shall have prepared and delivered to Seller a schedule setting forth the details for any adjustments to the Purchase Price and the Parties shall have until Closing to reach an agreement with respect to such adjustments. If an agreement cannot be reach prior to Closing, Buyer’s preliminary settlement statement shall be used pending adjustment under Sections 9 and 23.

B.	Buyer will deliver the Adjusted Purchase Price by wire transfer in immediately available funds to the account of Seller, as provided in account and wire transfer instructions designated in writing by Seller at least 3 business days prior to Closing.

C.	Seller, NextEra and Buyer will deliver to each other one or more counterparts of the Stipulation and Cross-Conveyance (the “Stipulation”) in the form attached as Exhibit B and, if the Property includes State or Federal leases, the appropriate state or federal forms required for filing in the applicable State or Federal records.

D.	Seller will deliver to Buyer all other instruments necessary or advisable to transfer the rights, obligations and interests in applicable Related Contracts and other Property, including all third-party waivers, consents, approvals and permits, provided that Buyer has utilized its commercially reasonable efforts in actively assisting Seller in obtaining such transfer rights including third-party waivers, consents, approvals and permits.

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E.	Buyer and Seller will each deliver to the other any additional assignments, bills of sale, deeds or instruments necessary to transfer the Property to Buyer or to otherwise effect and support the transaction contemplated in this Agreement.

F.	Buyer and Seller will each deliver to the other, a statement that, to the best of its knowledge, all of its representations are true in all material respects as of the Closing.

13.	Post-Closing Obligations and Other Agreements.

A.	After the Closing, Buyer will have access, during normal business hours and upon reasonable prior notice, to the Property Records at Seller’s offices. Buyer shall have the right, at Buyer’s sole cost, risk and expense, to copy any or all of such Property Records.

B.	Within 15 days after Closing, Buyer will, at Buyer’s cost, record all assignments and all other instruments that must be recorded to effect the transfer of the Property and file for approval with any state, local or federal government agencies required to effect the transfer of the Property.

C.	The representations, warranties, and related covenants and agreements made in this Agreement or any certificate, agreement or document delivered at the Closing shall survive the Closing for a period of 18 months after the Closing Date.

D.	Each party will be responsible for its own state and federal income taxes, if any, relating to this transaction. Buyer will be responsible for any transfer, sales or similar taxes levied on the transfer of the Property to Buyer. After the Effective Time, each Party shall: (a) reasonably assist the other in preparing any tax returns with respect to any tax incurred or imposed, or required to be filed, in connection with the transactions contemplated by this Agreement, and in qualifying for any exemption or reduction in tax that may be available, (b) reasonably cooperate in preparing for any audits or examinations by, or disputes with, taxing authorities regarding any tax incurred or imposed in connection with the transactions contemplated by this Agreement, (c) make available to the other, and to any taxing authority as reasonably requested, any information, records, and documents relating to a tax incurred or imposed in connection with the transactions contemplated by this Agreement; provided however, no Party shall be required to provide to the other Party any information, records or documents subject to attorney-client privilege or any information, records or documents related to income taxes; and (d) provide timely notice to the other in writing of any pending or threatened tax audit, examination, or assessment that could reasonably be expected to affect the other’s tax liability under applicable law or this Agreement, and to promptly furnish the other with copies of all correspondence with respect to any such tax audit, examination, or assessment.

E.	Effective as of the Closing, Buyer assumes and agrees to fully perform a share of Seller’s express or implied covenants under the Leases and other Property, with such share being proportionate to the undivided interests of Seller being sold to Buyer pursuant to this Agreement; provided, however, Buyer shall not assume any obligations or liabilities to the extent they are (i) costs allocated to Seller under this Agreement, or (ii) attributable to the gross negligence or willful misconduct of Seller in connection with the Properties (collectively, the “Seller Retained Liabilities”).

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F.	Effective as of the Closing, Seller shall defend, indemnify and hold harmless Buyer and its shareholders, directors, officers, managers, employees, agents and representatives (collectively, “Buyer Indemnified Parties”) from and against any and all claims, causes of actions, payments, charges, judgments, assessments, liabilities, losses, damages, penalties, fines, costs and expenses, including any attorneys’ fees and legal or other expenses incurred in connection therewith and including liabilities, costs, losses and damages for personal injury or death or property damage (all of the foregoing collectively known as “Liabilities”), arising from, based upon, related to or associated with:

(a)	any breach by Seller of its representations, warranties or covenants contained in this Agreement; or

(b)	the ownership or operation of the Property before the Effective Time.

G.	Effective as of the Closing, Buyer shall defend, indemnify and hold harmless Seller and its members, directors, officers, employees, agents and representatives (collectively, “Seller Indemnified Parties”) from and against any and all any and all Liabilities arising from, based upon, related to or associated with:

(a)	any breach by Buyer of its representations, warranties or covenants contained in this Agreement; or

(b)	the ownership or operation of the Property after the Effective Time except to the extent that a Liability arising after the Effective Time is attributable to the ownership of the property before the Effective Time.

H.	All disputes arising from or relating to this Agreement shall be adjudicated in the federal and state courts sitting in Denver, Colorado, and each party hereby consents to such courts’ jurisdiction and to such venue.

I.	Buyer and Seller agree to execute and deliver from time to time such further instruments and do such other acts as may be reasonably requested to effectuate the purposes of this Agreement.

J.	NO PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE UNDER THIS AGREEMENT OR ANY OTHER DOCUMENT ENTERED INTO OR OTHERWISE RELATED TO THIS TRANSACTION FOR EXEMPLARY, SPECIAL, PUNITIVE, INDIRECT, REMOTE, SPECULATIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS, OPPORTUNITY COSTS, OR DAMAGES BASED UPON MULTIPLES OF EARNINGS), WHETHER IN TORT (INCLUDING NEGLIGENCE OR GROSS NEGLIGENCE), STRICT LIABILITY, BY CONTRACT OR STATUTE, AND WHETHER FORESEEABLE OR UNFORESEEABLE.

K.	Notwithstanding anything to the contrary contained in this Agreement, indemnification pursuant to this Section 13 is the Parties’ exclusive remedy against each other with respect to breaches of the representations and warranties of the Parties contained in this Agreement.

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L.	EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

14.	Disclaimers.

A.	EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN SECTION 5 (AS TO SELLER), SECTION 6 OR THE SPECIAL WARRANTIES OF TITLE CONTAINED IN THE ASSIGNMENTS PER SECTION 12, (I) SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED AND (II) SELLER EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO BUYER OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO BUYER BY ANY OF SELLER’S REPRESENTATIVES, INCLUDING WITH RESPECT TO ANY SEISMIC DATA AND INFORMATION).

B.	EXCEPT AS EXPRESSLY SET FORTH IN SECTION 5 (AS TO SELLER), SECTION 6 OR THE SPECIAL WARRANTIES OF TITLE CONTAINED IN THE ASSIGNMENTS PER SECTION 12, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE PROPERTIES, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, INCLUDING THE SEISMIC DATA AND INFORMATION, RELATING TO THE PROPERTY, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE PROPERTY, (IV) ANY ESTIMATES OF THE VALUE OF THE PROPERTY OR FUTURE REVENUES GENERATED BY THE PROPERTY, (V) THE PRODUCTION OF HYDROCARBONS FROM THE PROPERTY, (VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE PROPERTY, (VII) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION, MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY SELLER OR THIRD PARTIES WITH RESPECT TO THE PROPERTY, (VIII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO BUYER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO AND (IX) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT. EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN SECTION 5 (AS TO SELLER) AND SECTION 6, SELLER FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY PROPERTIES, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT BUYER SHALL BE DEEMED TO BE OBTAINING THE PROPERTY IN ITS PRESENT STATUS, CONDITION, AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS OF THE PROPERTY AS BUYER DEEMS APPROPRIATE.

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C.	OTHER THAN THOSE REPRESENTATIONS SET FORTH IN SECTION 6.G, SELLER HAS NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT OR ANY OTHER ENVIRONMENTAL CONDITION OF THE PROPERTIES, AND NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND BUYER SHALL BE DEEMED TO BE TAKING THE PROPERTY “AS IS” AND “WHERE IS” WITH ALL FAULTS FOR PURPOSES OF ITS ENVIRONMENTAL CONDITION AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS BUYER DEEMS APPROPRIATE.

D.	SELLER AND BUYER AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 14 ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.

15.	Notices. All notices under this Agreement must be in writing and may be given by personal delivery, facsimile or electronic transmission, U.S. Mail (postage prepaid), or commercial delivery service, and will be deemed duly given when received by the party charged with such notice and addressed as follows:

If to Seller:	USG Properties Bakken I, LLC
601 Travis Street, Suite 1900
Houston, Texas 77002
Attention: Michael Jessop
Facsimile: (713) 751-0375
Email: michael.jessop@nee.com

If to Buyer:	American Eagle Energy Corporation
2549 W. Main Street, Suite 202
Littleton, Colorado 80120
Attention: Steve Dille
Facsimile: 303 798 5767
Email: stevedille@amzgcorp.com

16.	Entire Agreement and Amendment. This Agreement constitutes the entire understanding between the Parties, replacing and superseding all prior negotiations, discussions, arrangements, agreements and understandings between the Parties regarding the subject transaction and subject matter hereof. This Agreement can be supplemented, amended or revoked only in writing, signed by the parties.

17.	Assignment; Binding Effect; Public Announcement; Confidentiality. Prior to the Closing Date, neither party may assign its rights or obligations under this Agreement without the prior written consent of the other, which consent may not be unreasonably withheld or delayed; provided that no consent shall be required for Buyer to assign its rights to any subsidiary, affiliate or other entity so long as Buyer remains liable to Seller for the payment and performance of any and all of Buyer’s obligations hereunder. If Buyer sells, transfers or assigns all or a portion of its rights hereunder, in addition to Buyer remaining liable to Seller for the payment and performance of any and all related obligations as set forth above, Buyer shall require its successors and assigns to expressly assume its obligations under this Agreement, to the extent related or applicable to the Property or portion thereof acquired by them, and Seller shall be considered a third party beneficiary under any such assumption. This Agreement shall be binding upon the parties hereto and their permitted successors and assigns.

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Neither Seller nor Buyer shall make any press release or other public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby without the prior written consent of the other Party; provided, however, that the foregoing shall not restrict disclosures to the extent (i) necessary for a Party to perform this Agreement (including disclosure to governmental bodies or third parties holding preferential rights to purchase, rights of consent or other rights that may be applicable to the transaction contemplated by this Agreement, as reasonably necessary to provide notices, seek waivers, amendments or termination of such rights, or seek such consents), (ii) required (upon advice of counsel) by applicable securities or other laws or regulations or the applicable rules of any stock exchange having jurisdiction over the Parties or their respective affiliates or (iii) such Party has given the other Party a reasonable opportunity to review such disclosure prior to its release and no objection is raised; and provided, further, that, in the case of clauses (i) and (ii), each Party shall use its reasonable efforts to consult with the other Party regarding the contents of any such release or announcement prior to making such release or announcement.

Notwithstanding anything in this section to the contrary, the Parties shall keep all information and data relating to this Agreement, and the transactions contemplated hereby, strictly confidential except for disclosures to authorized agents, lenders and/or representatives of the Parties and any disclosures required to perform this Agreement; provided, however, that the foregoing shall not restrict disclosures that are required (upon advice of counsel) by applicable securities or other laws or regulations or the applicable rules of any stock exchange having jurisdiction over the Parties or their respective affiliates; and provided, further, that prior to making any such disclosures to such representatives, agents or holders of preferential rights to purchase, the Party disclosing such information shall obtain an undertaking of confidentiality from each such party.

18.	Interpretation. This Agreement shall be considered for all purposes to have been jointly prepared by the Parties, and shall not be construed against any one party (nor shall any inference or presumption be made) on the basis of who drafted this Agreement or any other event of the negotiation, drafting or execution of this Agreement. The omission of provisions of this Agreement from the assignment documents described in Section 12 is not a conflict or inconsistency with this Agreement and will not effect a merger of the omitted provisions. To the fullest extent permitted by law, all provisions of this Agreement are hereby incorporated into such assignment documents by reference. Headings and titles in this Agreement are for convenience only and shall have no significance in interpreting this Agreement. The plural shall be deemed to include the singular, and vice versa. The word “including” shall be construed not as a limitation, but as the phrase “including, but not limited to.”

19.	Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, that provision will be deemed modified to the extent necessary to make it valid and enforceable, and if it cannot be so modified, it shall be deemed deleted and the remainder of the Agreement shall continue and remain in full force and effect.

20.	Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of Colorado without regard to conflicts of law, except that the stipulation and conveyance in the forms of Exhibit B and D shall be construed under the laws of North Dakota.

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21.	Exhibits and Schedules. The Exhibits and Schedules attached to this Agreement are incorporated into and made a part of this Agreement.

22.	Waiver and Amendment. No provision of this Agreement may be waived except by written instrument executed by the party charged with such waiver. Except as otherwise expressly provided, the failure of any party to require performance of any provision hereof shall not affect such party’s right to enforce the same. Waiver by a party of a provision in this Agreement in one or more instances shall not be deemed to be or construed as a further or continuing waiver of such provision. This Agreement may be amended or modified only by an agreement in writing executed by the Parties and expressly identified as an amendment or modification.

23.	Dispute Resolution.

(a) Unless otherwise specified in this Agreement, all disputes of any nature arising under this Agreement between the Parties, (other than disputes related to asserted title defects or environmental issues), (a "Dispute"), must be resolved in accordance with this Section 23, through the use of binding arbitration administered by a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"), as supplemented to the extent necessary to determine any procedural appeal questions by the Federal Arbitration Act (Title 9 of the United States Code).

(b) In the event of a Dispute, the Parties shall use their reasonable efforts to resolve such Dispute through negotiations between (i) senior executives of the applicable Parties, or (ii) delegated project managers of the applicable Parties with authority to resolve the applicable Dispute.

(c) If, after 30 days following commencement of negotiations by initial notice of a Party of intent to negotiate a Dispute in accordance with Section 23(b), the Parties have been unable to resolve the applicable Dispute through such negotiation in good faith on behalf of each Party, arbitration of a Dispute may be initiated by a Party (a "Claimant") serving written notice on the AAA and the other Party ("Respondent") that the Claimant has referred the Dispute to binding arbitration. Claimant's notice initiating binding arbitration must describe in reasonable detail the nature of the Dispute and the facts and circumstances relating thereto and identify the arbitrator Claimant has appointed. Respondent shall respond to Claimant within 30 days after receipt of Claimant's notice, identifying the arbitrator Respondent has appointed. All arbitrators must be neutral parties who have never been officers, directors or employees of the Parties or any of their affiliates, and who have not performed any work for either of the Parties or its affiliates. Arbitrators must have not less than seven years of experience as a lawyer in the energy industry with experience in exploration and production issues. The two arbitrators so chosen shall select a third arbitrator within 30 days after the second arbitrator has been appointed. If either the Respondent fails to name its Party appointed arbitrator within the time permitted, or if the two arbitrators are unable to agree on a third arbitrator within 30 days from the date the second arbitrator has been appointed, then the missing arbitrator(s) shall be selected by the AAA from its Large, Complex Commercial Case Panel or the Center for Public Resources Panel of Distinguished Neutrals, giving due regard to the selection criteria set forth above. The AAA shall select the missing arbitrator(s) not later than 90 days from initiation of arbitration.

(d) The hearing shall be conducted in Denver, Colorado.

(e) The arbitrators may not grant or award indirect, consequential, punitive or exemplary damages.

(f) In any action under this Agreement, the arbitration and court costs and attorneys' fees of the Parties shall be borne in the manner determined by the arbitrators.

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24. Option. In consideration of Buyer’s purchase of the Property and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller hereby grants to Buyer the Option, which shall entitle Buyer to purchase undivided interests in and to the Assets (such interests being the “Second Property”) in an amount equal to the undivided interests constituting the Property being sold and transferred pursuant to the other terms of this Agreement. The Option may be exercised at any time on or before 180 days after the first Closing under this Agreement by Borrower providing to Seller with 20 days advance written notice (the “Exercise Notice”). Other than the time and place of the closing under the Option, which time and place shall be specified in the Option Notice, and the action specified below with respect to the Replacement Operating Agreement (as defined below), the other terms and conditions of the purchase and sale of the Second Property shall be identical to the terms and conditions of the purchase and sale of the Property (specifically including a Purchase Price of $47,000,000 and an Effective Time of June 1, 2013) provided that (i) the respective representations of the Parties shall be updated to be made as of the date of the closing of the Second Property and (ii) in lieu of delivering the Stipulation Seller shall deliver to Buyer one or more counterparts of the Assignment, Bill of Sale and Conveyance in the form attached hereto as Exhibit D. At the time of the closing under the Option Buyer and Seller will each deliver counterparts of a joint operating agreement in the form of the agreement attached hereto as Exhibit C (the “Replacement Operating Agreement”) that will amend and replace in their entirety A.A.P.L. Form 610 -1989 Model Form Operating Agreement dated May 1, 2011 and A.A.P.L. Form 610 -1989 Model Form Operating Agreement November 1, 2011 (together, the “Current Joint Operating Agreements, which have previously been in effect and covering the Property. Seller and Buyer agree that, upon payment by Buyer at the Closing under this Agreement with respect to the Property, Buyer will have satisfied an undivided 50% of its obligations under the Original Carry Agreement dated April 19, 2012 and as amended by First Amendment to Carry Agreement dated as of July 15, 2012, and if Buyer exercises the Option and purchases the Second Property, Buyer’s obligations under the Original Carry Agreement will have been completely satisfied. For the avoidance of doubt, the obligations shall be adjusted as set forth in Exhibit E.

25. Execution. This Agreement may be executed in counterparts, each of which will constitute an original and all of which will constitute one document. This Agreement may be executed and delivered by either or both of the parties by facsimile transmission or email of a PDF version (with confirmation of transmission) of a signed counterpart of the signature page hereof to the other at the applicable facsimile number or email address shown in Section 15 above. After execution and delivery by facsimile or electronic transmission or email, the parties agree to follow up with two originally executed counterparts and signature pages so that each party will have a counterpart with original signature pages from both parties.

IN CONFIRMATION OF THE ABOVE, Buyer and Seller execute this Agreement as of the date first stated above, and the representatives executing on behalf of Buyer and Seller each attests to his or her authorization by such execution.

SELLER: USG Properties Bakken I, LLC By: _/s/ Lawrence A. Wall, Jr. ________ Lawrence A. Wall, Jr., President	BUYER: AMERICAN EAGLE ENERGY CORPORATION By: _/s/ Brad Colby______________ Brad Colby, President

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EXHIBIT “A”

LEASES AND WELLS

EXHIBIT “A-1”

EXCLUDED ASSETS

EXHIBIT “B”

STIPULATION OF INTEREST AND CROSS-CONVEYANCE

THIS STIPULATION OF INTEREST AND CROSS-CONVEYANCE (this “Stipulation”), effective as of June 1, 2013 at 12:01 a.m., local time in Divide County, North Dakota (the “Effective Time”), is among USG Properties Bakken I, LLC a Delaware limited liability company (“USG”), NextEra Energy Gas Producing, LLC (“NextEra”) with each of USG and NextEra having an address at 601 Travis Street, Suite 1900, Houston, Texas 77002 and American Eagle Energy Corporation, a Nevada corporation (“AEE”), with an address at 2549 W. Main Street, Suite 202, Littleton, Colorado 80120.

RECITALS

A. AEE and NextEra are parties to A.A.P.L. Form 610 -1989 Model Form Operating Agreement dated May 1, 2011 and A.A.P.L. Form610 -1989 Model Form Operating Agreements November 1, 2011 (together, the “Joint Operating Agreements”) respectively covering the Spyglass and West Spyglass areas in Divide County, North Dakota.

B. Pursuant to the Area of Mutual Interest provisions of the Joint Operating Agreements AEE and NextEra jointly acquired leasehold and mineral interests in certain lands located in Divide County, North Dakota, as more fully set forth in Exhibit A (the "Land"). USG, an affiliate of NextEra, has acquired certain of NextEra’s interests in the Land (as defined below) and has thereby become a party to the Joint Operating Agreements.

C. Pursuant to Purchase and Sale Agreement dated August __, 2013 between AEE and USG (the “Purchase Agreement”), the parties intend that AEE will acquire from USG and NextEra sufficient interests in the Property (as defined below) such that the interests held by AEE and USG will be owned in the respective, relative ratios of (i) 62.5/37.5 for that portion of the Property described in Part I of Exhibit A, (ii) 50/50 for that portion of the Property described in Part II of Exhibit A and (iii) 77.5/22.5 for that portion of the Property described in Part III of Exhibit A and that NextEra will retain no interest in any part of the Property.

D. Certain irregularities or gaps in the chain of title among the parties may exist and the parties desire to cure any such irregularities or gaps by executing this Stipulation.

STIPULATIONAND CROSS-CONVEYANCE

For and in consideration of the sum of ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, USG, NextEra and AEE do hereby sell, assign, transfer and convey to each other interests in the assets described below (the “Property”) sufficient such that after giving effect to this assignment and cross-conveyance the respective, relative ownership interests in the Property will be (i) 62.5/37.5 for that portion of the Property described in Part I of Exhibit A, (ii) 50/50 for that portion of the Property described in Part II of Exhibit A and (iii) 77.5/22.5 for that portion of the Property described in Part III of Exhibit A and 0% for NextEra in all of the Property:

(a) The oil, gas and mineral leases described in Exhibit A, insofar as they cover any or all of the lands described in Exhibit A (the “Lands”), together with all rights, privileges and obligations appurtenant thereto, including rights in any unit in which said leases or Lands are included (collectively the “Leases”);

(b) All oil, gas and condensate wells (whether producing, not producing or abandoned), and all water source, water injection and other injection and disposal wells and systems located on the Leases or the Lands, or used in connection therewith, including without limitation those described in Exhibit A (collectively the “Wells”), together with all equipment, facilities, and fixtures located on or used in developing or operating the Leases, the Lands, or the Wells, or producing, storing, treating or transporting oil, gas, water, or other products or byproducts, including pipelines, flow lines, gathering systems, tank batteries, improvements, fixtures, inventory, movables and immovables (collectively the “Lease Property and Equipment”);

(c) To the extent assignable or transferable, all permits, licenses, easements, rights-of-way, servitudes, surface leases, surface use agreements, and similar rights and interests applicable to or used in operating the Leases, the Lands, the Wells, or the Lease Property and Equipment (collectively the “Permits and Easements”);

(d) To the extent assignable or transferable, all contracts and contractual rights, obligations and interests, insofar as they relate to the Leases, the Lands, the Wells, the Lease Property and Equipment or the Permits and Easements (the “Related Contracts”); and

(e) To the extent assignable or transferable, all other tangibles, miscellaneous interests and other assets on or used in connection with the Leases, the Lands, the Wells, the Lease Property and Equipment, or the Permits and Easements (collectively the “Miscellaneous Personal Property”), including records, files, and other data that relate to the Leases, the Lands, the Wells, the Lease Property and Equipment, the Permits and Easements, or the Related Contracts, and lease, land and well files, production records, title opinions, contract, regulatory and environmental files, and geological and geophysical information (collectively the “Property Records”).

Each of USG, NextEra and AEE warrants that it has not granted, created or reserved any burden, claim or title defect that would cause the Net Revenue Interest in a Lease or Well to be less than the Net Revenue Interest for such Lease or Well set forth in Exhibit A or the Working Interest in a Lease or Well to be greater than the Working Interest for such Lease or Well set forth in Exhibit A, except for any such excess Working Interest accompanied by a proportionate increase in the Net Revenue Interest for such Lease or Well.

For purposes of this Assignment, “Working Interest” shall mean, with respect to a Lease or Well the percentage interest in a Lease or Well that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations in connection with such Lease or Well, without regard to royalties, overriding royalties, net profits interests or other similar burdens.

For purposes of this Assignment, “Net Revenue Interest” shall mean, with respect to a Lease or Well, the interest in and to all hydrocarbons produced, saved, and sold from or allocated to such Lease or Well, after giving effect to all royalties, overriding royalties, production payments, carried interests, net profits interests, reversionary interests, and other burdens upon, measured by, or payable out of production therefrom.

Except for the special warranty of title set forth above, THE PARTIES CONVEY THE PROPERTY TO EACH OTHER WITHOUT AND EXPRESSLY DISCLAIM ANY EXPRESS, STATUTORY OR IMPLIED WARRANTY OR REPRESENTATION OF ANY KIND, INCLUDING WARRANTIES RELATING TO (i) THE CONDITION OR MERCHANTABILITY OF THE PROPERTY, (ii) THE FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE, OR (iii) CONFORMITY TO MODELS OR SAMPLES OF MATERIALS. THE PARTIES HAVE INSPECTED (OR HAVE BEEN GIVEN THE OPPORTUNITY TO INSPECT), THE PROPERTY AND ARE SATISFIED AS TO THE PHYSICAL, OPERATING, REGULATORY COMPLIANCE, SAFETY AND ENVIRONMENTAL CONDITION (BOTH SURFACE AND SUBSURFACE) OF THE PROPERTY AND EXPRESSLY AND KNOWINGLY ACCEPTS THE PROPERTY AS IS, WHERE IS, AND WITH ALL FAULTS AND DEFECTS AND IN ITS PRESENT CONDITION AND STATE OF REPAIR. Without limiting the generality of the foregoing, no party makes any representation or warranty as to (i) the amount, value, quality, quantity, volume or deliverability of any oil, gas or other minerals or reserves (if any) in, under or attributable to the Property, (ii) the physical, operating, regulatory compliance, safety or environmental condition of the Property, (iii) the geological or engineering condition of the Property or any value thereof; (iv) the ability of the Property to generate income or profits; or (v) the cost of owning or operating the Property.

THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS STIPULATION OF INTEREST AND CROSS CONVEYANCEARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.

To the extent that the Leases cover state or federal leases, separate assignments on the appropriate state or federal forms required for filing in the applicable state or federal records are being delivered contemporaneously herewith. Such separate assignments are intended to cover the same interests that are being conveyed hereby.

This Agreement shall be governed, construed and enforced in accordance with the laws of North Dakota without regard to conflicts of law.

This Assignment shall extend to and shall be binding upon the successors and assigns of the Parties.

THIS STIPULATION is executed by the parties as of the Effective Time.

USG Properties Bakken I, LLC

By: _____________________________

__________________,

__________________

American Eagle Energy Corporation

By: _____________________________

__________________,

__________________

NextEra Energy Gas Producing, LLC

By: _____________________________

__________________,

__________________

STATE OF ________________	§
§ ss.
COUNTY OF ______________	§

This instrument was acknowledged before me on _____________, 2013, by _____________, as ____________ of ____________________, a ____________________, on behalf of said _____________ __________________. Witness my hand and official seal.

_____________________________

NOTARY PUBLIC

(SEAL)	My commission expires: _________________, 20___

STATE OF ________________	§
§ ss.
COUNTY OF ______________	§

This instrument was acknowledged before me on _____________, 2013, by _____________, as ____________ of ____________________, a ____________________, on behalf of said _____________ __________________. Witness my hand and official seal.

_____________________________

NOTARY PUBLIC

(SEAL)	My commission expires: _________________, 20___

STATE OF ________________	§
§ ss.
COUNTY OF ______________	§

This instrument was acknowledged before me on _____________, 2013, by _____________, as ____________ of ____________________, a ____________________, on behalf of said _____________ __________________. Witness my hand and official seal.

_____________________________

NOTARY PUBLIC

(SEAL)	My commission expires: _________________, 20___

EXHIBIT A
TO THE STIPULATION OF INTEREST AND CROSS-CONVEYANCE

EXHIBIT “C”

REPLACEMENT OPERATING AGREEMENT

EXHIBIT D

ASSIGNMENT, BILL OF SALE AND CONVEYANCE

THIS ASSIGNMENT, BILL OF SALE AND CONVEYANCE (this “Assignment”), dated effective as of June 1, 2013 at 12:01 a.m., local time in Divide County, North Dakota (the “Effective Time”), is from USG Properties Bakken I, LLC a Delaware limited liability company (“ASSIGNOR”), with an address at 601 Travis Street, Suite 1900, Houston, Texas 77002 to American Eagle Energy Corporation, a Nevada corporation (“ASSIGNEE”), with an address at 2549 W. Main Street, Suite 202, Littleton, Colorado 80120.

Pursuant to the terms of the Purchase, Sale and Option Agreement dated as of August __, 2013 (the “PSA”), between ASSIGNOR and ASSIGNEE, for and in consideration of the sum of ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ASSIGNOR does hereby sell, convey, assign and transfer to ASSIGNEE, the undivided interests specified on Exhibit A Parts I and II (the “Transferred Interests”) in and to the following (the “Property”):

(a) The oil, gas and mineral leases described in Exhibit A, insofar as they cover any or all of the lands described in Exhibit A, (the “Lands”), together with all rights, privileges and obligations appurtenant thereto, including rights in any unit in which said leases or Lands are included (collectively the “Leases”);

(b) All oil, gas and condensate wells (whether producing, not producing or abandoned), and all water source, water injection and other injection and disposal wells and systems located on the Leases or the Lands, or used in connection therewith, including without limitation those described in Exhibit A (collectively the “Wells”), together with all equipment, facilities, and fixtures located on or used in developing or operating the Leases, the Lands, or the Wells, or producing, storing, treating or transporting oil, gas, water, or other products or byproducts, including pipelines, flow lines, gathering systems, tank batteries, improvements, fixtures, inventory, movables and immovables (collectively the “Lease Property and Equipment”);

(c) To the extent assignable or transferable, all permits, licenses, easements, rights-of-way, servitudes, surface leases, surface use agreements, and similar rights and interests applicable to or used in operating the Leases, the Lands, the Wells, or the Lease Property and Equipment (collectively the “Permits and Easements”);

(d) To the extent assignable or transferable, all contracts and contractual rights, obligations and interests (collectively the “Related Contracts”), INSOFAR ONLY as the Related Contracts cover or are attributable to the Leases, the Lands, the Wells, the Lease Property and Equipment or the Permits and Easements; and

(e) To the extent assignable or transferable, all other tangibles, miscellaneous interests and other assets on or used in connection with the Leases, the Lands, the Wells, the Lease Property and Equipment, or the Permits and Easements (collectively the “Miscellaneous Personal Property”), including records, files, and other data that relate to the Leases, the Lands, the Wells, the Lease Property and Equipment, the Permits and Easements, or the Related Contracts, and lease, land and well files, production records, title opinions, contract, regulatory and environmental files, and geological and geophysical information (collectively the “Property Records”).

ASSIGNOR warrants title to the Transferred Interests in the Property and the Working Interests and Net Revenue Interests described in Exhibit A against burdens, claims, title defects and other matters arising by, through or under ASSIGNOR. ASSIGNOR quitclaims to ASSIGNEE the benefit of all previous warranties in ASSIGNOR’s chain of title, insofar as they may cover the Transferred Interests in the Property.

Except for the special warranty of title set forth above and for those representations and warranties made by ASSIGNOR in the PSA, ASSIGNOR CONVEYS THE TRANSFERRED INTERESTS IN THE PROPERTY TO ASSIGNEE WITHOUT ANY EXPRESS, STATUTORY OR IMPLIED WARRANTY OR REPRESENTATION OF ANY KIND, INCLUDING WARRANTIES RELATING TO (i) THE CONDITION OR MERCHANTABILITY OF THE TRANSFERRED INTERESTS IN THE PROPERTY, (ii) THE FITNESS OF THE TRANSFERRED INTERESTS IN THE PROPERTY FOR ANY PARTICULAR PURPOSE, OR (iii) CONFORMITY TO MODELS OR SAMPLES OF MATERIALS. ASSIGNEE HAS INSPECTED (OR HAS BEEN GIVEN THE OPPORTUNITY TO INSPECT), THE TRANSFERRED INTERESTS IN THE PROPERTY AND IS SATISFIED AS TO THE PHYSICAL, OPERATING, REGULATORY COMPLIANCE, SAFETY AND ENVIRONMENTAL CONDITION (BOTH SURFACE AND SUBSURFACE) OF THE TRANSFERRED INTERESTS IN THE PROPERTY AND EXPRESSLY AND KNOWINGLY ACCEPTS THE TRANSFERRED INTERESTS IN THE PROPERTY AS IS, WHERE IS, AND WITH ALL FAULTS AND DEFECTS AND IN ITS PRESENT CONDITION AND STATE OF REPAIR. Without limiting the generality of the foregoing, ASSIGNOR makes no representation or warranty as to (i) the amount, value, quality, quantity, volume or deliverability of any oil, gas or other minerals or reserves (if any) in, under or attributable to the Transferred Interests in the Property, (ii) the physical, operating, regulatory compliance, safety or environmental condition of the Transferred Interests in the Property, (iii) the geological or engineering condition of the Transferred Interests in the Property or any value thereof; (iv) the ability of the Transferred Interests in the Property to generate income or profits; or (v) the cost of owning or operating the Transferred Interests in the Property.

To the extent that the Transferred Interests in the Property cover state or federal leases, separate assignments on the appropriate state or federal forms required for filing in the applicable state or federal records are being delivered contemporaneously herewith. Such separate assignments are intended to cover the same interests that are being conveyed hereby.

The terms, conditions and indemnities contained in the PSA shall be deemed to be included in this Assignment, including, without limitation the agreements that Assignor agrees to defend and hold harmless Assignee from all Liabilities relating to the ownership and operation of the Transferred Interests in the Property before the Effective Time and Assignee agrees to defend and hold harmless Assignor from all Liabilities relating to the ownership and operation of the Transferred Interests in the Property after the Effective Time.

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This Assignment shall extend to and shall be binding upon the successors and assigns of ASSIGNOR and ASSIGNEE.

THIS ASSIGNMENT is executed by the parties as of the Effective Time.

ASSIGNOR:

USG Properties Bakken I, LLC

By: _____________________________

__________________,

__________________

ASSIGNEE:

American Eagle Energy Corporation

By: _____________________________

__________________,

__________________

STATE OF ________________	§
§ ss.
COUNTY OF ______________	§

This instrument was acknowledged before me on _____________, 2013, by _____________, as ____________ of ____________________, a ____________________, on behalf of said _____________ __________________. Witness my hand and official seal.

_____________________________

NOTARY PUBLIC

(SEAL)	My commission expires: _________________, 20___

STATE OF ________________	§
§ ss.
COUNTY OF ______________	§

This instrument was acknowledged before me on _____________, 2013, by _____________, as ____________ of ____________________, a ____________________, on behalf of said _____________ __________________. Witness my hand and official seal.

_____________________________

NOTARY PUBLIC

(SEAL)	My commission expires: _________________, 20___

SCHEDULE 2A

PURCHASE PRICE ALLOCATIONS